Exhibit 99.1

News Release

For Immediate Release

January 29, 2013

Greer Bancshares Incorporated

For Additional Information

1111 West Poinsett Street

Contact: George Burdette

Greer, SC  29650

Phone:  (864) 848-5127

Greer Bancshares Incorporated Reports Annual Profit

Consistent Profitability in Quarterly Performance Signals Improvement Trend

GREER, SC --Greer Bancshares Incorporated, the parent company of Greer State Bank, today reported an annual net profit of $4,909,000 before TARP related expenses of $723,000 resulting in net income attributable to common shareholders of $4,186,000 or $1.68 per diluted common share.  These results reflect significant improvement over the prior year net loss of $2,142,000 before TARP related expenses of $652,000, resulting in a net loss to common shareholders of $2,794,000 or $1.12 per diluted common share.

“We are very pleased with a tremendous improvement in performance during 2012 over 2011,” said George Burdette, President. “The fourth quarter marked our fifth straight profitable quarter. For 2012, our net profit was aided significantly by net gains on investment transactions which accounted for $2,147,000 of the $4,186,000 net operating income for the Company. With favorable trends in loan quality and a reduction in total loans outstanding, the Bank did not incur any loan loss provision expense during 2012.”

As of December 31, 2012, total assets were $361 million, a decrease of 5.9% from December 31, 2011. A reduction in the size of the balance sheet was projected for 2012; however, management projects moderate growth for 2013.

The Company also reported that current trends in the Bank’s past dues and non-accrual loans continue to improve.  Non-accrual loans decreased from $10.4 million at December 31, 2011, to $3.9 million at December 31, 2012.  Delinquent loans over thirty days (excluding non-accrual loans) decreased from $5.3 million at December 31, 2011, to $2.0 million at December 31, 2012.

Burdette further commented, “We are confident in 2013 as the market outlook shows signs of improvement. Our focus will remain on serving customers well as our entire team delivers the financial solutions needed for businesses and individuals.”

About Greer State Bank

Now in its twenty-fifth year of operations, Greer State Bank serves the greater Greer community with three branch offices and a fourth branch office in the Taylors community.  Greer Bancshares Incorporated trades in the over the counter market and is quoted on the OTC Bulletin Board under the symbol GRBS. More information on Greer State Bank can be found on the company website at http://www.GreerStateBank.com.

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This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such statements relate to, among other things, future economic performance, plans and objectives of management for future operations, and projections of revenues and other financial items that are based on the beliefs of management, as well as assumptions made by, and information currently available to, management.  The words “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “may,” and “intend,” as well as other similar words and expressions, are intended to identify forward-looking statements.  Actual results may differ materially from the results discussed in the forward-looking statements. The Company’s operating performance is subject to various risks and uncertainties. For a description of factors which may cause actual results to differ materially from such forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made.  The Company undertakes no obligation to update any forward-looking statements made in this report.